UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2024

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park Drive

Suite 303

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2024, Replimune Group, Inc. (the “Company”) issued a press release announcing that Dr. Sushil Patel, the Company’s current chief strategy officer, has been appointed as the Company’s chief executive officer, effective as of April 1, 2024 (the “Effective Date”). In connection with Dr. Patel’s promotion to the Company’s chief executive officer, effective as of the Effective Date, (i) Dr. Patel has been appointed to join the Company’s Board of Directors (the “Board”) to serve as a Class III director, (ii) Philip Astley-Sparke, the Company’s current chief executive officer, will transition to the role of executive chairman of the Board and (iii) Dieter Weinand, the Company’s current chair of the Board, will transition into the newly created role of the lead independent director of the Board (the foregoing, collectively, the “CEO Transition”).

In addition to the CEO Transition, the Company announced certain other executive leadership transitions. Specifically, (i) Dr. Robert Coffin, who serves as a member of the Board and is the Company’s current president and chief research & development officer, will transition to an advisory role as founder and chief scientist, effective April 1, 2024, (ii) Dr. Colin Love, the Company’s current chief operating officer, will retire from the Company, effective May 31, 2024, (iii) Dr. Pamela Esposito, the Company’s current chief business officer, and Tanya Lewis, the Company’s current chief development operations officer, will leave their executive positions and plan to continue to lend their functional expertise in an advisory capacity and (v) Paul Bullock, the Company’s current senior vice president, operations and Framingham site head, is being promoted to the Company’s chief manufacturing officer effective April 1, 2024 (the foregoing, collectively, the “Executive Leadership Transitions” and, together with the CEO Transition, the “Transitions”).

In connection with the Transitions, the Company, or its wholly owned subsidiary, Replimune, Inc. (“Replimune”), entered into various agreements, certain of which are described below in accordance with clauses (c), (d) and (e) of Item 5.02 of Form 8-K.

Patel Second Amended and Restated Employment Agreement

On March 25, 2024 Dr. Patel entered into a second amended and restated employment agreement (the “Patel Second A&R Agreement”) with Replimune, which amended and restated the previous amended and restated employment agreement, dated, May 3, 2021, between Replimune and Dr. Patel, as amended further as of December 30, 2022. Under the Patel Second A&R Agreement, Dr. Patel is entitled to an initial annual base salary of $600,000 and is eligible to receive an annual discretionary performance bonus based on a target percentage of annual base salary, which target percentage is initially 60%. Each of Dr. Patel’s annual base salary and discretionary bonus may be adjusted by the compensation committee of the Board (the “Compensation Committee”). The Patel Second A&R Agreement also provides for customary terms of benefits afforded to Dr. Patel, including eligibility to participate in various group insurance plans (subject to the terms thereof), reimbursement for necessary and reasonable travel and other business expenses, and paid time off. Furthermore, Dr. Patel is eligible for grants under the Replimune Group, Inc. 2018 Omnibus Incentive Compensation Plan, as it may be amended from time to time, or any successor plan (the “Plan”), as determined by the Compensation Committee.

Consistent with Dr. Patel’s existing agreement, the Patel Second A&R Agreement further provides that in the event Dr. Patel’s employment is terminated by Replimune without “cause,” or by Dr. Patel for “good reason,” each, as defined in the Patel Second A&R Agreement, and subject to customary conditions, including Dr. Patel’s delivery of an effective separation agreement and general release, (a) Dr. Patel is entitled to receive an amount equal to Dr. Patel’s annual base salary, with payment made in installments over a 12-month period following the termination date in accordance with Replimune’s normal payroll practices, and (b) Replimune will pay on Dr. Patel’s behalf the COBRA premiums for continued health care coverage under its group health plans for Dr. Patel and Dr. Patel’s eligible dependents (“COBRA Payments”) for the period from the termination date until the earlier of (i) the end of the 12-month period following the termination date, (ii) the date Dr. Patel becomes eligible for group health insurance coverage through a subsequent employer, or (iii) the date Dr. Patel ceases to be eligible for COBRA coverage for any reason.

Additionally, consistent with Dr. Patel’s existing agreement, in the event that Dr. Patel’s employment is terminated by Replimune without “cause” or by Dr. Patel for “good reason” on or within 12 months following a “change of control,” as defined in the Patel Second A&R Agreement, provided that Dr. Patel delivers an effective separation agreement and general release, in lieu of the payments described in the preceding paragraph, (a) Dr. Patel is entitled to receive an amount equal to two times the sum of Dr. Patel’s annual base salary, plus Dr. Patel’s target annual discretionary bonus for the year of termination, with payment made in installments over the 24-month period following the termination date in accordance with the Replimune’s normal payroll practices, and (b) Replimune will pay on Dr. Patel’s behalf the COBRA Payments for the period from the termination date until the earlier of (i) the end of the 24-month period following the termination date, (ii) the date Dr. Patel becomes eligible for group health insurance coverage through a subsequent employer, or (iii) the date Dr. Patel ceases to be eligible for COBRA coverage for any reason.

Further, the Patel Second A&R Agreement provides that, in the event that Dr. Patel becomes entitled to receive payments that constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the aggregate present value of such payments will be reduced only if such reduction will provide Dr. Patel with a greater net after-tax benefit than would no reduction.

Pursuant to the Patel Second A&R Agreement, Dr. Patel is subject to customary non-competition and non-solicitation covenants during the term of Dr. Patel’s employment and for a period of one year thereafter. Dr. Patel is also subject to customary confidentiality restrictions.

The Patel Second A&R Agreement is effective as of the Effective Date.

Dr. Patel, age 53, joined the Company’s management team as chief commercial officer in May 2021 and subsequently transitioned to the Company’s chief strategy officer in December 2022. From April 2018 until joining the Company, Dr. Patel served as vice president, franchise head for lung, skin, tumor agnostic, and rare cancers at Genentech, Inc., and previously held various positions of increasing responsibility at Genentech, Inc. since 2002, including global launch lead and lifecycle leader for Tecentriq in lung cancer. From 1999 to 2002, Dr. Patel was Senior Consultant at Front Line Strategic Management Consulting. Prior to this, Dr. Patel served as a senior research executive at IMS Health in the Pharma Strategy Group from 1996 to 1999 and clinical research scientist at the Central Public Health Laboratory from 1993 to 1996. Currently, Dr. Patel sits on the board of Revolution Medicines, Inc. Dr. Patel obtained a Ph.D. in Molecular Biology from the University of London in 1999, a M.S. in Biotechnology from the Imperial College London in 1993, and a B.S. in Microbiology and Microbial Technology from the University of Warwick in 1992.

There are no family relationships between Dr. Patel and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the Securities Act (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Dr. Patel had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Astley-Sparke Second Amended and Restated Employment Agreement

On March 25, 2024 Mr. Astley-Sparke entered into a second amended and restated employment agreement (the “Astley-Sparke Second A&R Agreement”) with Replimune, which amended and restated the previous amended and restated employment agreement, dated, November 2, 2021, between Replimune and Mr. Astley Sparke. Under the Astley-Sparke Second A&R Agreement, Mr. Astley-Sparke agreed to devote on average 40% of Mr. Astley Sparke’s working hours per week (and in any event, no less than 20 hours per week) to Replimune and, as consideration therefor, is entitled to an initial annual base salary of $268,686 and is eligible to receive an annual discretionary performance bonus based on a target percentage of annual base salary, which such target percentage is 60%. Each of Mr. Astley-Sparke’s annual base salary and discretionary bonus may be adjusted by the Compensation Committee. The Astley-Sparke Second A&R Agreement also provides for customary terms of benefits afforded to Mr. Astley-Sparke, including eligibility to participate in various group insurance plans (subject to the terms thereof), reimbursement for necessary and reasonable travel and other business expenses, and paid time off. Furthermore, Mr. Astley-Sparke may be eligible for grants under the Plan, as determined by the Compensation Committee.

Consistent with the terms of Mr. Astley-Sparke’s existing agreement, the Astley-Sparke Second A&R Agreement further provides that in the event Mr. Astley-Sparke’s employment is terminated by Replimune without “cause,” or by Mr. Astley-Sparke for “good reason,” each, as defined in the Astley-Sparke Second A&R Agreement, and subject to customary conditions, including Mr. Astley-Sparke’s delivery of an effective separation agreement and general release, (a) Mr. Astley-Sparke is entitled to receive an amount equal to Mr. Astley-Sparke’s annual base salary, with payment made in installments over a 12-month period following the termination date in accordance with Replimune’s normal payroll practices, and (b) Replimune will pay on Mr. Astley-Sparke’s behalf the COBRA Payments for the period from Mr. Astley-Sparke’s termination date until the earlier of (i) the end of the 12-month period following the termination date, (ii) the date Mr. Astley-Sparke becomes eligible for another employer’s group health insurance coverage, or (iii) the date Mr. Astley-Sparke ceases to be eligible for COBRA coverage for any reason.

Additionally, consistent with Mr. Astley-Spark’s existing agreement, in the event that Mr. Astley-Sparke’s employment is terminated by Replimune without “cause” or by Mr. Astley-Sparke for “good reason” on or within 12 months following a “change of control,” as defined in the Astley-Sparke Second A&R Agreement, provided that Mr. Astley-Sparke delivers an effective separation agreement and general release, in lieu of the payments described in the preceding paragraph, (a) Mr. Astley-Sparke is entitled to receive an amount equal to two times the sum of Mr. Astley-Sparke’s annual base salary, plus Mr. Astley-Sparke’s target annual discretionary bonus for the year of termination, with payment made in installments over the 24-month period following the termination date in accordance with Replimune’s normal payroll practices, and (b) Replimune will pay the COBRA Payments for the period from the termination date until the earlier of (i) the end of the 24-month period following the termination date, (ii) the date Mr. Astley-Sparke becomes eligible for another employer’s group health insurance coverage, or (iii) the date Mr. Astley-Sparke ceases to be eligible for COBRA coverage for any reason.

Further, the Astley-Sparke Second A&R Agreement provides that, in the event that Mr. Astley-Sparke becomes entitled to receive payments that constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the aggregate present value of such payments will be reduced only if such reduction will provide Mr. Astley-Sparke with a greater net after-tax benefit than would no reduction.

Pursuant to the Astley-Sparke Second A&R Agreement, Mr. Astley-Sparke is subject to customary non-competition and non-solicitation covenants during the term of Mr. Astley-Sparke’s employment and for a period of one year thereafter. Mr. Astley-Sparke is also subject to customary confidentiality restrictions.

The Astley-Sparke Second A&R Agreement is effective as of the Effective Date.

Item 8.01	Other Events.

The disclosure in Item 5.02 in respect of the Executive Leadership Transitions is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News Release dated March 26, 2024
104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: March 26, 2024	By:	/s/ Philip Astley-Sparke
Philip Astley-Sparke
Chief Executive Officer